Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-155248 on Form S-4 of our report dated March 1, 2007, February 4, 2008, as to the effects of the restatement discussed in Note 1 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1, the Corporation’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and the Corporation’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.) relating to the consolidated financial statements of The PNC Financial Services Group, Inc. (the “Corporation”) appearing in the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
November 20, 2008